UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 26, 2009, China Medicine Corporation (“CMC” or the “Company”) entered into an Equity Ownership Transfer Agreement (the “Transfer Agreement”) with Sinoform Limited to acquire 100% of Sinoform’s equity interests in LifeTech.  Pursuant to the Transfer Agreement, Sinoform transferred all of Sinoform’s equity interests in Guangzhou LifeTech Pharmaceuticals Co., Ltd (“LifeTech”), a wholly-owned subsidiary of Sinoform.  LifeTech is a developer and manufacturer of pharmaceutical products with a focus on vascular medicines, anti-inflammatory medicines, women’s health and other general health traditional Chinese medicines.  The purchase price included cash payments of RMB55,775,000 (approximately $8,182,000) in addition to the assumption of RMB89,800,000 (approximately $13,146,720) of LifeTech’s outstanding bank debt.

Concurrently, CMC entered into a separate agreement with Mcwalts Investment Holdings Limited (“Mcwalts”) to acquire 100% of Mcwalts ownership in Guangzhou LifeTech Medicine Technology Co., Ltd. (“Technology”) for a cash payment of RMB 500,000 (approximately $74,000).  Technology was under the development stage and has no operation as of September 30, 2009.  Both LifeTech and Technology were under common control and ownership of Mcwalts.  The two acquisitions were considered as one acquisition and are referred to as the “Transaction” below.

The unaudited pro forma condensed combined statement balance sheet as of September 30, 2009 is presented as if the Transaction had been completed on September 30, 2009.  The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 and for the nine months ended September 30, 2009 are presented as if the Transactions had been completed on January 1, 2008.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of CMC which appear in CMC’s previously filed annual report on Form 10-K for the year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2009, and the combined historical financial statements of LifeTech and Technology which appear in the Form 8-K.

The unaudited pro forma condensed combined financial statements do not purport to represent what the Company’s results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project the Company’s results of operations or financial position for any future date or period. The statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the Company’s acquisition of LifeTech and Technology or the costs to achieve any such cost savings, operating synergies or revenue enhancements.

The statements reflect the Company’s preliminary estimates of the allocation of the purchase price for the acquisitions based upon available information and certain assumptions that the Company believes are reasonable under the circumstances, and actual results could differ materially from these anticipated results.  The allocation of the purchase consideration, which is subject to change based on obtaining additional information regarding tax liabilities, will be finalized, and the actual results could differ from these anticipated results.

CHINA MEDICINE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009

	CMC	LifeTech and Technology	PRO FORMA ADJUSTMENTS		PRO FORMA
	(Unaudited)		(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,242,581	$1,882,932	$(1,882,932	) (b)	$2,242,581
Notes receivable	146,700	6,337			153,037
Accounts receivable	14,943,092	755,034			15,698,126
Other receivables	1,760,400	66,158			1,826,558
Other receivables - related party	-	395,887	(395,887	) (b)	-
Inventories	7,947,827	1,112,412			9,060,239
Advances to suppliers	8,392,320	48,348			8,440,668
Other current assets	237,336	18,377			255,713
Total current assets	35,670,256	4,285,485	(2,278,819)		37,676,922

PLANT AND EQUIPMENT, net	6,498,621	4,180,325	1,594,122	(a)	12,273,068

OTHER ASSETS:
Long term prepayment	9,393,293	-	-		9,393,293
Intangible assets, net of accumulated amortization	1,482,225	1,477,169	14,626,385	(a)	17,585,779
Total other assets	10,875,518	1,477,169	14,626,385		26,979,072

Total assets	$53,044,395	$9,942,979	$13,941,687		$76,929,061

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term Loan	$2,934,000	$10,239,660	$(10,239,660	) (b)	$2,934,000
Accounts payable, trade	304,279	1,163,603			1,467,882
Other payables & accrued Liabilities	29,159	195,602			224,761
Customer deposits	44,102	3,431,173			3,475,275
Taxes payable	249,360	668,586			917,946
Liquidated damages payable	44,003	-			44,003
Total current liabilities	3,604,903	15,698,624	(10,239,660)		9,063,867

LONG TERM LIABILITIES:
Fair value of warrant liabilities	2,399,910	-	-		2,399,910
Other payables - related parties	-	2,282,669	(2,282,669	) (b)	-

Total liabilities	6,004,813	17,981,293	(12,522,329)		11,463,777

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-	-	-		-
Common Stock, $0.00001 par value, 90,000,000 shares authorized, 15,320,139 shares issued and outstanding as of September 30, 2009	1,531	-	-		1,531
Paid-in-capital	12,750,025	4,449,635	13,976,067	(c)	31,175,727
Retained earnings (deficit)	26,084,749	(11,836,089)	11,836,089	(c)	26,084,749
Statutory reserves	3,178,861	169,375	(169,375	) (c)	3,178,861
Accumulated other comprehensive income (loss)	4,432,020	(821,235)	821,235	(c)	4,432,020
Total shareholders' equity	46,447,186	(8,038,314)	26,464,016		64,872,888

NONCONTROLLING INTERESTS	592,396	-	-		592,396

Total equity	47,039,582	(8,038,314)	26,464,016		65,465,284

Total liabilities and shareholders' equity	$53,044,395	$9,942,979	$13,941,687		$76,929,061

(1)
The allocation of the purchase consideration, which is subject to change based on obtaining additional information regarding tax liabilities, will be finalized, and the actual results could differ from these anticipated results.  Due to the death of key management and changing business strategies, Mcwalts wanted to dispose of its investments in LifeTech and Technology.  CMC engaged an independent consultant who determined the fair value of fixed assets and intangibles, primarily including land use rights and patents.  Fair value of other assets acquired and liabilities assumed approximated to their book value.  Net assets acquired after the fair value measurement exceeded the purchase consideration.  CMC reviewed the procedures it used to identify and measure the assets acquired and liabilities assumed and to measure the fair value of fixed assets and intangibles and the consideration transferred.  CMC determined to reduce the excess to the value of intangible assets.

(a)	Represents adjustments to reflect fare value of the acquired assets based on an evaluation by an independent appraisal.

(b)	Represents adjustments to reflect the repayment of LifeTech's existing outstanding debt and outstanding liabilities to related parties.

(c)	Represents adjustments to eliminate LifeTech's historical equity.

CHINA MEDICINE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	CMC	LifeTech and Technology		Pro Forma Adjustments			Pro Forma
	(Unaudited)
REVENUES:
Product sales	$43,942,953		$5,090,975	$			$49,033,928
Medical formula sales	366,475		703,632				1,070,107
TOTAL REVENUES	44,309,428		5,794,607		-		50,104,035

COST OF GOODS SOLD	32,167,242		2,439,645		-		34,606,887

GROSS PROFIT	12,142,186		3,354,962		-		15,497,148

OPERATING EXPENSES
Research and development	684,019		152,804		-		836,823
Selling, general and administrative	3,375,078		742,056		430,000	(a)	4,615,134
					68,000	(b)
Total operating expenses	4,059,097		894,860		498,000		5,451,957

INCOME FROM OPERATIONS	8,083,089		2,460,102		(498,000)		10,045,191

OTHER INCOME (EXPENSE), NET:
Other income (expense), net	(68,812)		82,703				13,891
Financial income (expense), net	-		(680,330)		680,330	(c)	-
Change in fair value of warrant liabilities	(2,113,589)		-				(2,113,589)
Total other expense, net	(2,182,401)		(597,627)		680,330		(2,099,698)

INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	5,900,688		1,862,475		182,330		7,945,493

PROVISION FOR INCOME TAXES	2,331,457		240,070		56,000	(d)	2,627,527

NET INCOME BEFORE NONCOTROLLING INTEREST	3,569,231		1,622,405		126,330		5,317,966

Add: Net loss attributable to noncontrolling interest	242,953		-		-		242,953

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	3,812,184		1,622,405		126,330		5,560,919

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	3,726		1,219		-		4,945
Foreign currency translation adjustment attributable to noncontrolling interest	(183)		-		-		(183)

COMPREHENSIVE INCOME	$3,815,727		$1,623,624		$126,330		$5,565,681

Earnings per share:
Basic	$0.25	$		$			$0.35
Diluted	$0.25	$		$			$0.36

Weighted average number of shares:
Basic	15,241,333		-		-		15,241,333
Diluted	15,305,452		-		-		15,305,452

(a)
Represents adjustment to reflect the allocation of the purchase price to intangible assets identified from the respective acquisition, resulting in more amortization expense.  Amortization is computed on a straight-line basis over the remaining useful lives.

(b)
Represents adjustment to reflect the allocation of the purchase price to plant and equipment.  Depreciation is computed on a straight-line basis over the remaining useful lives, ranging from 5 to 50 years.

(c)	Represents adjustment to reflect elimination of interest expense as LifeTech's outstanding debt was repaid in connection with the Transaction.

(d)	Reflects the estimated income tax effect of the pro forma adjustments using an estimated statutory tax rate of 12.5%.

CHINA MEDICINE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2008

	CMC	LifeTech and Technology		Pro Forma Adjustments			Pro Forma

REVENUES:
Product sales	$52,307,211		$2,372,848	$			$54,680,059
Medical formula sales	1,340,595		1,153,200				2,493,795
TOTAL REVENUES	53,647,806		3,526,048		-		57,173,854

COST OF GOODS SOLD	38,074,919		1,549,500		-		39,624,419

GROSS PROFIT	15,572,887		1,976,548		-		17,549,435

OPERATING EXPENSES
Research and development	840,437		172,974				1,013,411
Selling, general and administrative	3,804,585		1,093,481		573,000	(a)	5,561,066
					90,000	(b)
Total operating expenses	4,645,022		1,266,455		663,000		6,574,477

INCOME FROM OPERATIONS	10,927,865		710,093		(663,000)		10,974,958

OTHER INCOME (EXPENSE), NET:
Other income (expense), net	85,622		191,011				276,633
Financial income (expense), net	-		(829,770)		829,770	(c)	-
Total other expense, net	85,622		(638,759)		829,770		276,633

INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	11,013,487		71,334		166,770		11,251,591

PROVISION FOR INCOME TAXES	2,006,137		-				2,006,137

NET INCOME BEFORE NONCOTROLLING INTEREST	9,007,350		71,334		166,770		9,245,454

Add: Net loss attributable to noncontrolling interest	118,266		-		-		118,266

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	9,125,616		71,334		166,770		9,363,720

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	2,305,499		(635,764)				1,669,735
Foreign currency translation adjustment attributable to noncontrolling interest	60,421		-				60,421

COMPREHENSIVE INCOME	$11,491,536		$(564,430)		$166,770		$11,093,876

Earnings per share:
Basic	$0.60	$		$			$0.62
Diluted	$0.60	$		$			$0.61

Weighted average number of shares:
Basic	15,173,113						15,173,113
Diluted	15,308,529						15,308,529

(a)
Represents adjustment to reflect the allocation of the purchase price to intangible assets identified from the respective acquisition, resulting in more amortization expense.  Amortization is computed on a straight-line basis over the remaining useful lives.

(b)
Represents adjustment to reflect the allocation of the purchase price to plant and equipment.  Depreciation is computed on a straight-line basis over the remaining useful lives, ranging from 5 to 50 years.

(c)	Represents adjustment to reflect elimination of interest expense as LifeTech's outstanding debt was repaid in connection with the Transaction.